EXHIBIT 21

TCF FINANCIAL CORPORATION

Subsidiaries of Registrant

(As of December 31, 2010)

Subsidiary	State of Incorporation	Names under which Subsidiary Does Business
Fidelity National Capital, Inc.	Delaware	Fidelity National Capital, Inc.
Fidelity National Capital of CA, Inc. (CA)
Winthrop Capital (DE and MN)
Fund for Economic Growth, LLC	Minnesota	Fund for Economic Growth, LLC
Fund for Economic Growth (MN)
Golf Course Properties LLC	Michigan	Golf Course Properties LLC
Great Lakes Mortgage LLC	Michigan	Great Lakes Mortgage LLC
Red Iron Acceptance, LLC	Delaware	Red Iron Acceptance, LLC
Service Corporation II	Michigan	Service Corporation II
State Fund for Economic Growth, LLC	Minnesota	State Fund for Economic Growth, LLC
State Fund for Economic Growth (MN)
TCF Agency, Inc.	Minnesota	TCF Agency, Inc.
TCF Agency Insurance Services, Inc.	Minnesota	TCF Agency Insurance Services, Inc.
TCF Bank International, Inc.	Organized under Federal Law	TCF Bank International, Inc.
TCF Commercial Finance Canada, Inc.	Canadian Federal Corporation	TCF Commercial Finance Canada, Inc.
Financement Commercial TCF Canada, Inc.
TCF Equipment Finance, Inc.	Minnesota	TCF Equipment Finance, Inc.
TCF Leasing, Inc.
TCF Foundation	Minnesota	TCF Foundation
TCF Illinois Realty Investments, LLC	Minnesota	TCF Illinois Realty Investments, LLC
TCF Insurance Agency, Inc.	Minnesota	TCF Insurance Agency, Inc.
TCF Insurance (MN)
TCF International Management Services, LLC	Minnesota	TCF International Management Services, LLC
TCF International Operations, Inc.	Minnesota	TCF International Operations, Inc.
TCF Inventory Finance, Inc.	Minnesota	TCF Inventory Finance, Inc.
TCF Investments Management, Inc.	Minnesota	TCF Investments Management, Inc.
TCF Management Corporation	Minnesota	TCF Management Corporation
TCF Real Estate Management (FL)
TCF National Bank	United States	Great Lakes National Bank Michigan
TCF National Bank – Minnesota
TCF National Bank – Michigan
TCF National Bank – Illinois
TCF National Bank – Wisconsin
TCF National Bank – Lakeshore
TCF National Bank – Colorado
TCF National Bank - Arizona
TCF Portfolio Services, Inc.	Minnesota	TCF Portfolio Services, Inc.
TCFIF Joint Venture I, LLC	Minnesota	TCFIF Joint Venture I, LLC
Twin Cactus Development LLC	Minnesota	Twin Cactus Development LLC
Winthrop Resources Corporation	Minnesota	Winthrop Resources Corporation
TCF Small Business Leasing
Winthrop Resources Holdings I, LLC	Minnesota	Winthrop Resources Holdings I, LLC